Exhibit 99.1

NeoVolta Announces Closing of Underwriters’ Option to Purchase Additional Shares of Common Stock in Connection with its Underwritten Public Offering

SAN DIEGO, CA, Aug. 05, 2022 (GLOBE NEWSWIRE) -- NeoVolta, Inc. (“NeoVolta” or the “Company”) (NASDAQ: NEOV, NEOVW), manufacturer of Smart Energy Storage Solutions, announced today the closing of the sale of an additional 146,250 shares of common stock at $3.99 per share pursuant to the exercise of the underwriters’ over-allotment option in connection with its public offering that closed on August 1, 2022, resulting in gross proceeds of approximately $583,538 and bringing the total gross proceeds of the public offering to approximately $4,485,000.

Maxim Group LLC acted as sole book-running manager for the offering.

The offering was conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-264275), as amended, previously filed with, and subsequently declared effective by, the Securities and Exchange Commission ("SEC") on July 27, 2022. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NeoVolta:

NeoVolta designs, develops, and manufactures utility-bill reducing residential energy storage systems capable of powering your home even when the grid goes down. With a focus on safer Lithium-Iron Phosphate (LiFe(PO4)) chemistry, the NV14 is equipped with a solar rechargeable 14.4 kWh battery system, a 7,680-Watt inverter and a web-based energy management system with 24/7 monitoring. By storing energy instead of sending it back to the grid, consumers can protect themselves against blackouts, avoid expensive peak demand electricity rates charged by utility companies when solar panels aren’t producing, and get one step closer to grid independence. Customers can expand the NV14’s capacity to an industry-leading 24.0 kWh with the optional NeoVolta NV24 add-on battery. NeoVolta has added generator compatibility and is working on other industry leading improvements that will be announced soon.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Although NeoVolta believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. NeoVolta has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the "Risk Factors" section of the prospectus. Any forward-looking statements contained in this release speak only as of its date. NeoVolta undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contact -
Website: http://www.NeoVolta.com

Office: +1 (800)-364-5464

Email: IR@NeoVolta.com

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